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RP(R) FINANCIAL, LC.

Financial Services Industry Consultants

                                                               December 23, 2004

Boards of Trustees
Benjamin Franklin Bancorp, M.H.C.
Benjamin Franklin Savings Bank
58 Main Street
Franklin, Massachusetts 02038-0309

Members of the Boards:

      We hereby consent to the use of our firm's name in the Registration Statement on Form S-4 for Benjamin Franklin Bancorp, Inc. and any amendments thereto. We also hereby consent to the inclusion of, summary of and references to our Appraisal and our statement concerning subscription rights in such filings including the prospectus of Benjamin Franklin Bancorp, Inc.

                                                         Sincerely,
                                                         /s/ RP FINANCIAL, LC.

                                                         RP(R) FINANCIAL, LC.



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